Exhibit 16.2

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED EQUITY FUNDS and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Federated American Leaders Fund, Inc.  into Federated Clover Value Fund, a portfolio of Federated Equity Funds, and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

/S/ John F. Donahue		March 9, 2009
John F. Donahue	Trustee

/S/ J. Christopher Donahue		March 9, 2009
J. Christopher Donahue	President and Trustee
(Principal Executive Officer)

/S/ Richard A. Novak		March 9, 2009
Richard A. Novak	Treasurer
(Principal Financial Officer)

/S/ Thomas G. Bigley		March 9, 2009
Thomas G. Bigley	Trustee

/S/ John T. Conroy, Jr.		March 9, 2009
John T. Conroy, Jr.	Trustee

/S/ Nicholas P. Constantakis		March 9, 2009
Nicholas P. Constantakis	Trustee

/S/ John F. Cunningham		March 9, 2009
John F. Cunningham	Trustee

/S/ Peter E. Madden		March 9, 2009
Peter E. Madden	Trustee

/S/ Charles F. Mansfield, Jr.		March 9, 2009
Charles F. Mansfield, Jr.	Trustee

/S/ R. James Nicholson		March 9, 2009
R. James Nicholson	Trustee

/S/ Thomas M. O’Neill		March 9, 2009
Thomas M. O’Neill	Trustee

/S/ John S. Walsh		March 9, 2009
John S. Walsh	Trustee

/S/ James F. Will		March 9, 2009
James F. Will	Trustee